Exhibit 99.1
Masimo Reports Second Quarter 2022 Financial Results
Second Quarter 2022 Highlights

•	Consolidated revenue was $565 million;
•	Healthcare revenue was $357 million, representing 17% reported growth and 19% constant currency growth;
•	Non-healthcare revenue was $208 million; and
•	Repurchased 3 million shares of Masimo common stock for $401 million.
Irvine, California, August 9, 2022 - Masimo (Nasdaq: MASI) today announced its financial results for the second quarter of 2022, ended July 2, 2022.
Second Quarter 2022 Financial Results
Consolidated revenue was $565.3 million, representing 85.3% reported growth compared to $305.1 million in the second quarter of 2021. Healthcare revenue was $357.0 million, which represents 17.0% reported growth and 19.0% constant currency growth on a constant currency basis. Non-healthcare revenue was $208.3 million.
Excluding handheld and fingertip pulse oximeters, shipments of noninvasive technology boards and instruments were 77,100, increasing 6.3% over the second quarter of 2021.
For the second quarter of 2022, on a consolidated basis, GAAP net income was $18.1 million, or $0.33 per diluted share, which includes expenses related to the Sound United acquisition. Non-GAAP net income was $74.8 million, or $1.35 per diluted share, for the quarter.
Joe Kiani, Chairman and Chief Executive Officer of Masimo, said “We delivered strong performance in the second quarter with revenue and earnings exceeding the high end of our guidance range. Our healthcare business fulfilled most of the delayed shipments from the first quarter by increasing manufacturing output, which boosted our growth in the second quarter. As a result, our healthcare business delivered 11% constant currency revenue growth for the first half of the year. We are raising our financial guidance on a constant currency basis for fiscal year 2022. I’m excited about the expanded potential to address new markets with our recently acquired consumer business, which will advance solutions for our customers at hospitals and at home.”
For additional financial details, please visit the Investor Relations section of the Company’s website at investor.masimo.com to access the second quarter 2022 Earnings Presentation materials.
Share Repurchase Program
During the second quarter of 2022, the Company repurchased 3 million shares of Masimo common stock for $401 million. This completed the share repurchase program approved in third quarter of 2021.
In addition, the Masimo’s Board of Directors recently approved a new repurchase program, authorizing the repurchase of up to an additional 5 million shares of our common stock on or before December 31, 2027.

Third-Quarter 2022 and Full-year 2022 Financial Guidance
The Company provided the following estimates for its third-quarter and full-year 2022 guidance:

	Third-Quarter 2022 Guidance(1)		Full-Year 2022 Guidance(1)
(in millions, except earnings per diluted share)	GAAP	Non-GAAP	GAAP	Non-GAAP
Consolidated revenue	$515 to $545	$515 to $545	$1,985 to $2,045	$1,985 to $2,045
Healthcare revenue	$320 to $330	$320 to $330	$1,330 to $1,345	$1,330 to $1,345
Non-healthcare revenue	$195 to $215	$195 to $215	$655 to $700	$655 to $700
Consolidated earnings per diluted share	$0.51 to $0.63	$0.85 to $0.97	$2.61 to $2.84	$4.34 to $4.57
______________
(1)    Guidance provided August 9, 2022.
•For our healthcare segment, our third-quarter 2022 and full-year 2022 revenue guidance includes year-over-year foreign currency headwinds of $10 million and $30 million, respectively.

Supplementary Non-GAAP Financial Information
For additional non-GAAP financial details, please visit the Investor Relations section of the Company’s website at investor.masimo.com to access Supplementary Financial Information.
Non-GAAP Financial Measures
The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.
Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.
The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s net operating results on an on-going basis: (i) constant currency product revenue growth %, (ii) non-GAAP net income, (iii) non-GAAP (net income) earnings per diluted share and (iv) non-GAAP operating income/margin. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP operating income/margin, non-GAAP net income and non-GAAP earnings per diluted share are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business.
The non-GAAP financial measures reflect adjustments for the following items:
Constant currency revenue adjustments
Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period-to-period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our revenue growth rate will continue to occur in future periods.
Acquisition, integration and related costs
These transactions represent gains, losses, and other related costs associated with acquisitions, integrations, investments, divestitures, assets impairments, and in-process research and development.
Acquired tangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired tangible assets and asset valuation step-ups.
Acquired intangible asset amortization
These transactions represent amortization expense in connection with business or assets acquisitions associated with acquired intangible assets including, but not limited to customer relationships, intellectual property, trade names and non-competition agreements.
Litigation related expenses, settlements and awards
These transactions represent gains, losses, and other related costs associated with certain litigation matters, which can vary in their characteristics, frequency and significance to our operating results.
Other adjustments
In the event there are gains, losses and other adjustments which impact period-to-period comparability and do not represent the underlying ongoing results of the business, the Company may choose to exclude these from non-GAAP earnings.

Realized and unrealized gains or losses
These transactions represent gains, losses, and other related costs associated with foreign currency denominated transactions and investments. Changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Unrealized and realized gains and losses on investments may impact the Company’s reported results of operations for a period. These items are highly variable, difficult to predict and outside the control of those responsible for the underlying operations of the business. Other items also included here are mark-to-market gains and losses of derivative contracts that are not designated as hedging instruments or the ineffective portions of cash flow hedges.
Tax impact of non-GAAP adjustments
In order to reflect the tax effected impact of the non-GAAP adjustments, the Company will adjust the non-GAAP earnings by the approximate tax impact of these adjustments.
Excess tax benefits from stock-based compensation expense
GAAP requires that excess tax benefits recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. As these excess tax benefits may be highly variable from period-to-period, the Company may choose to exclude these tax benefits from non-GAAP earnings to facilitate comparability between periods and with peers.
Financing related adjustments
The Company may enter into various financial arrangements whereby costs are incurred and certain instrument features are valued and expensed accordingly but are not necessarily indicative of the on-going cash flow generation of the Company and therefore excludes these costs from non-GAAP earnings. For GAAP earnings per diluted share purposes, the Company cannot reflect the anti-dilutive impact, if applicable, in its diluted shares calculations. However, the Company believes that reflecting the anti-dilutive impact of these instruments in non-GAAP earnings per diluted share provides management and investors with useful information in evaluating the financial performance of the Company on a per share basis.
Second Quarter 2022 Actuals versus Second Quarter 2021 Actuals

RECONCILIATION OF HEALTHCARE GAAP TO NON-GAAP CONSTANT CURRENCY REVENUE(1):
	Three Months Ended		Six Months Ended
(in millions, except percentages)	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
GAAP healthcare revenue	$357.0	$305.1	$661.2	$604.2
Constant currency revenue adjustments	6.0	N/A	10.3	N/A
Non-GAAP healthcare constant currency revenue	$363.0	$305.1	$671.6	$604.2

GAAP healthcare revenue growth %	17.0%	9.4%
Non-GAAP healthcare constant currency revenue growth %	19.0%	11.2%
__________________
(1)      May not foot due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):
	Three Months Ended
	July 2, 2022		July 3, 2021
(in millions, except per diluted share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$18.1	$0.33	$50.2	$0.88
Non-GAAP adjustments:
Acquired tangible asset amortization	48.2	0.87	0.1	—
Acquired intangible asset amortization	9.3	0.17	1.5	0.03
Acquisition, integration and related costs	19.7	0.36	0.9	0.02
Litigation related expenses, settlements and awards	7.2	0.13	0.4	0.01
Other adjustments	(0.5)	(0.01)	3.4	0.06
Realized and unrealized gains or losses	(8.2)	(0.15)	0.1	—
Financing related adjustments	0.6	0.01	—	—
Tax impact of non-GAAP adjustments	(19.5)	(0.35)	(1.2)	(0.02)
Excess tax benefits from stock-based compensation expense	(0.2)	—	(1.3)	(0.02)
Total non-GAAP adjustments	56.6	1.02	3.8	0.07
Non-GAAP net income	$74.8	$1.35	$54.0	$0.94
Weighted average shares outstanding - diluted		55.3		57.4
__________________
(1)      May not foot due to rounding.
Third-Quarter 2022 and Full-Year Financial Guidance

RECONCILIATION OF HEALTHCARE GAAP TO NON-GAAP CONSTANT CURRENCY REVENUE(1):
Guidance(2)
(in millions, except percentages)	Third-Quarter 2022	Full-Year 2022
GAAP healthcare revenue	$320 to $330	$1,330 to $1,345
Constant currency revenue adjustments	10	30
Non-GAAP healthcare constant currency revenue	$330 to $340	$1,360 to $1,375

GAAP healthcare revenue growth %	4.1% to 7.3%	7.3% to 8.5%
Non-GAAP healthcare constant currency revenue growth %	7.4% to 10.7%	9.8% to 11.0%
__________________
(1)     May not foot due to rounding.
(2)    Guidance provided August 9, 2022.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND NET INCOME PER DILUTED SHARE(1):

	Guidance(2)
	Third-Quarter 2022		Full-Year 2022
(in millions, except per diluted share amounts)	$	Per Diluted Share	$	Per Diluted Share
GAAP net income	$27.7 to $33.9	$0.51 to $0.63	$144.2 to $157.2	$2.61 to $2.84
Non-GAAP adjustments:
Acquired tangible asset amortization	8.8	0.16	59.3	1.07
Acquired intangible asset amortization	10.4	0.19	31.6	0.57
Acquisition, integration and related costs	3.6	0.07	29.5	0.53
Litigation related expenses, settlements and awards	1.2	0.02	15.7	0.28
Other adjustments	—	—	(0.5)	(0.01)
Realized and unrealized gains or losses	—	—	(7.4)	(0.13)
Financing related adjustments	0.5	0.01	1.5	0.03
Tax impact of non-GAAP adjustments	(6.0)	(0.11)	(32.1)	(0.58)
Excess tax benefits from stock-based compensation expense	—	—	(1.9)	(0.03)
Total non-GAAP adjustments	18.4	0.34	95.7	1.73
Non-GAAP net income	$46.2 to $52.3	$0.85 to $0.97	$239.9 to $252.9	$4.34 to $4.57
Weighted average shares outstanding - diluted		54.2		55.3
__________________
(1)      May not foot due to rounding.
(2)    Guidance provided August 9, 2022.

Conference Call:
The conference call to review the results will begin at 1:30 p.m. PT today (4:30 p.m. ET) and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer.
To register for the conference call and receive the dial-in number, please use the link below. Upon registering, each participant will be provided with call details and a registrant ID number.
Conference Call Registration Link:
https://conferencingportals.com/event/nUSpRIEm
A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the Company’s website.
About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes, reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 200 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals as ranked in the 2021-22 U.S. News and World Report Best Hospitals Honor Roll. Masimo continues to refine SET® and in 2018, announced that SpO2 accuracy on RD SET® sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7® and Radius PPG™, portable devices like Rad-67®, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97®. Masimo hospital automation and connectivity solutions are centered around the Masimo Hospital Automation™ platform, and include Iris® Gateway, iSirona™, Patient SafetyNet, Replica™, Halo ION™, UniView®, UniView :60™, and Masimo SafetyNet™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.
ORi and RPVi have not received FDA 510(k) clearance and are not available for sale in the United States. The use of the trademark Patient SafetyNet is under license from University HealthSystem Consortium.
Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for third quarter and full year 2022 financial guidance; our long-term outlook; demand for our products; anticipated revenue and earnings growth; our financial condition, results of operations and business generally; expectations regarding our ability to design and deliver innovative new noninvasive technologies and reduce the cost of care; our ability to address supply chain challenges; anticipated benefits from our acquisition of Sound United; and demand for our technologies. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; our ability to successfully integrate Sound United’s brands into our business; our ability to address and expand into new markets; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; risks related to global economic and marketplace uncertainties related to the impact of the COVID-19 pandemic; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and Form 10-Q, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
# # #

Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

MASIMO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in millions)
	July 2, 2022	January 1, 2022
ASSETS
Current assets
Cash and cash equivalents	$218.0	$745.3
Accounts receivable, net of allowance for credit losses	352.7	200.8
Inventories	449.2	201.4
Other current assets	138.3	91.0
Total current assets	1,158.2	1,238.5
Lease receivable, noncurrent	75.4	73.6
Deferred costs and other contract assets	35.4	28.1
Property and equipment, net	370.7	272.8
Customer relationships, net	215.6	15.3
Acquired technologies, net	170.9	20.7
Other intangible assets, net	78.0	36.5
Trademarks	262.0	—
Goodwill	434.5	100.3
Deferred tax assets	55.1	52.6
Other non-current assets	105.3	48.6
Total assets	$2,961.1	$1,887.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$244.5	$75.5
Accrued compensation	75.5	70.8
Deferred revenue and other contract liabilities, current	75.4	50.9
Other current liabilities	156.6	70.4
Total current liabilities	552.0	267.6
Long-term debt	922.4	—
Other non-current liabilities	284.0	69.1
Total liabilities	1,758.4	336.7
Commitments and contingencies
Stockholders’ equity
Common stock	0.1	0.1
Treasury stock	(1,169.1)	(767.7)
Additional paid-in capital	759.2	752.5
Accumulated other comprehensive loss	(23.1)	(5.5)
Retained earnings	1,635.6	1,570.9
Total stockholders’ equity	1,202.7	1,550.3
Total liabilities and stockholders’ equity	$2,961.1	$1,887.0

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in millions, except per share amounts)
	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Revenue	$565.3	$305.1	$869.5	$604.2
Cost of goods sold	307.1	112.2	406.6	214.4
Gross profit	258.2	192.9	462.9	389.8
Operating expenses:
Selling, general and administrative	188.3	93.9	297.2	190.5
Research and development	47.8	33.9	83.9	68.5
Total operating expenses	236.1	127.8	381.1	259.0
Operating income	22.1	65.1	81.8	130.8
Non-operating income (loss)	4.5	0.1	3.9	(0.7)
Income before provision for income taxes	26.6	65.2	85.7	130.1
Provision for income taxes	8.5	15.0	21.0	26.5
Net income	$18.1	$50.2	$64.7	$103.6

Net income per share:
Basic	$0.34	$0.91	$1.18	$1.88
Diluted	$0.33	$0.88	$1.15	$1.80

Weighted-average shares used in per share calculations:
Basic	53.9	55.0	54.7	55.1
Diluted	55.3	57.4	56.4	57.6
The following table presents details of the stock-based compensation expense that is included in each functional line item in the condensed consolidated statements of operations (in millions):

	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Cost of goods sold	$0.3	$0.2	$0.5	$0.4
Selling, general and administrative	12.8	5.1	20.2	14.5
Research and development	4.2	3.0	7.5	6.1
Total	$17.3	$8.3	$28.2	$21.0

MASIMO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited, in millions)
	Six Months Ended
	July 2, 2022	July 3, 2021
Cash flows from operating activities:
Net income	$64.7	$103.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79.9	17.3
Stock-based compensation	28.2	20.9
Gain on disposal of equipment, intangibles and other assets	0.3	0.2
Provision for credit losses	0.9	0.5
Changes in operating assets and liabilities:
Increase in accounts receivable	(44.7)	(38.7)
(Increase) decrease in inventories	(67.8)	8.6
(Increase) decrease in other current assets	(8.2)	6.5
Increase in lease receivable, net	(1.7)	(7.5)
Increase in deferred costs and other contract assets	(21.6)	(1.7)
Increase in other non-current assets	(0.3)	(0.2)
Increase in accounts payable	40.4	2.0
Decrease in accrued compensation	(22.6)	(16.3)
Decrease in accrued liabilities	(7.2)	(6.0)
Decrease in income tax payable	(18.5)	(2.0)
Increase (decrease) in deferred revenue and other contract-related liabilities	4.8	(1.2)
Decrease in other non-current liabilities	(1.0)	(0.8)
Net cash provided by operating activities	25.6	85.2
Cash flows from investing activities:
Purchases of property and equipment, net	(30.0)	(14.2)
Increase in intangible assets	(10.5)	(3.0)
Business combinations, net of cash acquired	(985.5)	—
Other strategic investing activities	(1.2)	—
Net cash used in investing activities	(1,027.2)	(17.2)
Cash flows from financing activities:
Borrowings under line of credit	927.0	—
Repayments on line of credit	0.1	—
Debt issuance costs	(8.9)	—
Proceeds from issuance of common stock	4.6	9.1
Payroll tax withholdings on behalf of employees for vested equity awards	(25.4)	(16.7)
Repurchases of common stock	(401.4)	(128.9)
Net cash provided by (used in) financing activities	496.0	(136.5)
Effect of foreign currency exchange rates on cash	(22.2)	0.8
Net decrease in cash, cash equivalents and restricted cash	(527.8)	(67.7)
Cash, cash equivalents and restricted cash at beginning of period	748.4	645.0
Cash, cash equivalents and restricted cash at end of period	$220.6	$577.3